CLEAR CHANNEL COMMUNICATIONS, INC.

            DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

1.   Purpose.  The purpose of this Directors' Nonqualified
Stock Option Plan (the "Plan") is to provide a means by which certain persons associated with CLEAR CHANNEL COMMUNICATIONS, INC. (the "Company") and its Affiliates (as defined below) may be given an opportunity to purchase common stock of the Company ("Common Stock") by exercise of options granted pursuant to this Plan ("Options").

2. Stock Subject to Option. Subject to adjustment as provided in Sections 4(g) and (h) hereof, Options may be granted by the Company from time to time to purchase up to an aggregate of 20,000 shares of the Company's authorized but unissued Common Stock. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be reoptioned under the Plan. The Company shall not be required upon the exercise of any Option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or desirable.

3. Participants. All directors who are not officers of the Company (or its Affiliates) may be granted Options under the Plan. A person who holds anOption granted hereunder that has not expired is referred to as an Optionee.

4. Terms and Conditions of Options. The Committee (as that term is defined in Section 5) may grant Options from time to time pursuant to the Plan. Such Options shall be evidenced by written agreements substantially in the form of the Director Stock Option
Agreement (the "Option Agreement"), which is attached hereto as Appendix A, and shall not be inconsistent with this Plan. The "Date of Grant" shall be the date set forth in the applicable Option Agreement as the date of grant. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement between the Optionee and the Company or any of its Affiliates. For purposes of this Plan, Affiliate shall mean (i) any parent corporation of the Company that owns, directly or indirectly, a 10% or more stock interest (by vote and value) in the Company and (ii) any subsidiary corporation in which the Company owns a 10% or more stock interest (by vote and value). Affiliation shall refer to a group of Affiliates.

  (a) Exercise Price. The exercise price for each share of Common Stock subject to an Option granted pursuant to this Plan shall be the average of the high and low prices on the Date of Grant quoted on the principal stock exchange on which Common Stock of the
  Company is traded.
  (b) Maximum Term of Option. Notwithstanding any other provision of this Plan, each Option granted under this Plan shall expire not more than ten (10) years from the Date of Grant. Under other provisions of this Plan, Options may expire and terminate at an earlier date.
  (c)    Exercisability of Option.  No Option granted under the
  Plan shall be exercisable in any part until the first anniversary of the Date of Grant. Each Option shall be exercisable as to 20% of the total shares covered by such Option as of the first anniversary of the Date of Grant. The right to exercise with respect to an additional 20% of the total shares shall accrue on each of the second, third, fourth and fifth anniversaries of the Date of Grant and shall be cumulative.
  The Committee may accelerate the time at which an Option may be exercised.
  (d) Manner of Exercise. Shares of Common Stock purchased upon exercise of Options shall at the time of purchase be paid for in full.
  To the extent that the right to purchase shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the Option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares by (i) certified or official bank check or the equivalent thereof acceptable to Company or (ii) tendering shares of Common Stock of the Company with a fair market value at least equal to the aggregate exercise price for the shares to be acquired. Where the Optionee exercises his Options by tendering Common Stock of the Company, the fair market value of such shares as of the date proper written notice is received by the Company (the
  "Date of Exercise") shall be established in good faith by the Board of Directors. In setting the fair market value as of the Date of Exercise, due regard shall be given all facts and circumstances. However, if an active market develops for the Common Stock, the average of the closing bid and asked prices on the Date of Exercise shall be set by the Board of Directors as the fair market value.
  If an active market does not exist at the Date of Exercise, an Optionee may condition his exercise on the Board of Directors establishing a fair market value above an amount specified in the Optionee's written notice. Any shares tendered that are not used to satisfy an exercise price shall be returned to the Optionee. Finally, an Optionee may choose to satisfy the exercise price through some combination of the two methods described in this paragraph.

At the time of delivery, the Company shall, without stock transfer tax to the Optionee (or other person entitled to exercise the Option), deliverto the Optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the fair market value as of the settlement date of the applicable award. If the Common
Stock issuable upon exercise is not registered under the Securities Act of 1933 (the "Act"), then the Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Act the Common Stock issuable upon exercise of the Options. Alternatively, an Optionee may surrender and have cancelled an otherwise exercisable Option in exchange for a cash payment from the Company equal to the excess of the fair market value of the shares subject to the Option at the date the Company receives proper written notice that Optionee has chosen this alternative (the "Alternative Date") over the exercise price. The fair market value of a share of Common
Stock on the Alternative Date shall be the average of the closing bid and asked prices on the Alternative Date. The
Company shall tender its check to the Optionee within ten days of receipt of the Optionee's written notice.
  (e) Non-Assignability of Option Rights. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option is exercisable only by the Optionee.

  (f)    Termination of Association.
  (1) In the event that Optionee's association with the Company and its Affiliates shall terminate, and the provisions of Sections 4(f)(2), 4(f)(3), and 4(i) of this Plan do not apply, the Options granted to Optionee pursuant to this Plan shall terminate immediately.
  (2) In the event that Optionee shall die while in association with the Company (or an Affiliate) or if Optionee's association with the Company and its Affiliates is terminated because Optionee has become disabled, Optionee, his estate, or beneficiary shall have the right to exercise his Options at any time within twelve months from the date of death of Optionee or termination of his association with the Company and its Affiliates due to disability, as the case may be, to the extent the Optionee was entitled to exercise the Option immediately prior to such occurrence. For purposes of this Plan, an Optionee shall be considered disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

  (3) In the event that termination of association with the Company and its Affiliates is due to retirement with the consent of the Company or its Affiliates, the Optionee shall have the right to exercise his Option at any time within three months after such retirement to the extent he was entitled to exercise the same immediately prior to retirement.
  (g) Adjustment of Options on Recapitalization. The number of shares covered by each outstanding Option and the exercise price per share for each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock of the Company resulting from the subdivision or consolidation of shares or the payment of a stock dividend after the Date of Grant of the Option, or other increase in such shares effected without receipt of consideration by the Company, provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated.

  (h)    Adjustment of Options Upon Reorganization.
     (1) With respect to Options to acquire stock of an Affiliate of the entity with which Optionee is associated, if such entity ceases to be affiliated with the other member(s) of the Affiliation, then the Option shall expire and terminate 30 days after the date on which such entity ceases to be an Affiliate.
    (2) If the Company shall at any time participate in a merger, consolidation, liquidation or other reorganization affecting the capital structure of the Company and (A) the Company is not the surviving entity or (B) the Company is the surviving entity and the holders of Company Common Stock are required to exchange their shares for property and/or securities, the Company shall give each Optionee written notice of such fact on or before 15 days before such reorganization, and each Option shall be exercisable in full after receipt of such notice and prior to such reorganization; Options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization of which the Company is not a surviving entity for the foregoing purposes.
     (i) Dissolution of Issuer of Option Stock. In the event of the proposed dissolution or liquidation of the Company, the Options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days prior written notice of the date so fixed shall be given to the Optionee, and the Optionee shall have the right, during the period of 30 days preceding such termination, to exercise his Options.
     (j) Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock of the Company held under Option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

  (k) Time of Granting Options. The grant of an Option shall occur only when a written Option Agreement, shall have been duly executed and delivered by or on behalf of the Company and the director to whom such Option shall be granted.
  (l) Stock Legend. Certificates evidencing shares of the Company's Common Stock purchased upon the exercise of Options issued under the Plan shall be endorsed with a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THESE SECURITIES FOR INVESTMENT AND AGREES TO
  COMPLY IN ALL RESPECTS WITH THE PROVISIONS OF THE DIRECTORS' NONQUALIFIED STOCK OPTION PLAN OF THE COMPANY.

5.   Administration.
  (a)    The Plan shall be administered by a Compensation
     Committee (the "Committee") consisting of not fewer than three
  (3) directors to
  be appointed by the Board of Directors of the Company.  Members of the Committee who are participants in the Plan shall abstain from taking any actions with respect to the Plan.  The Board of
  Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine.  The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors, may make such rules and regulations for the conduct of its business as it shall deem advisable.  A majority of the Committee shall
  constitute a quorum.  All action of the Committee shall be taken by a majority of its members.  Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Board of Directors may act in lieu of the Committee and shall act in lieu of a
Committee at any time such a Committee is not instituted.
(b)    Subject to the express terms and conditions of the Plan, the
  Committee shall have full power to grant Options under the Plan, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.
(c)    Subject to the provisions of Sections 3 and 4 hereof, the
  Committee may, from   time to time, determine which persons associated with
  the Company or its Affiliates shall be granted Options under the Plan, the number of shares of Common Stock subject to each Option, and the time or times at which Options shall be granted.
(d) The Committee shall report to the Board of Directors the names of persons granted Options, the number of shares of Common Stock subject to and the terms and conditions of each Option.
(e) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any Option.

6.   Effective Date and Termination.
  (a)    The effective date of the Plan is February 2, 1993.
  (b) The Board of Directors may terminate the Plan at any time. Termination ofthe Plan shall not alter or impair, without the consentof the Optionee, any of the rights or obligations and any Option theretofore granted under the Plan.

7. Amendments. The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the Plan, or alter or amend any and all Option Agreements granted thereunder, provided, however, that no such action of the Board of Directors may alter the provisions of the Plan or any Option Agreement so as to alter any outstanding Option to the detriment of the Optionee without his consent.

8. Status of Options. Options granted pursuant to this Plan are intended not to qualify as Incentive Stock Options within the meaning of
Section 422 of the Internal Revenue code of 1986 (the "Code"), and the terms of this Plan and Options granted hereunder shall be so construed.

9. Use of Proceeds. The proceeds from the sale of Common Stock pursuant to the exercise of Options will be used for the Company's general corporate purposes.